UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 3, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Thursday, July 21, 2011 at 11:00 a.m. (local time). The Arts Center doors will open at 10:30 a.m.

The Nazareth College Arts Center is located on the campus of Nazareth College in the Town of Pittsford, New York. Parking is available in Parking Lot A off South Campus Drive.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s 2011 Annual Report to stockholders that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 21, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Thursday, July 21, 2011 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012;

3.	To approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

4.	To conduct an advisory vote on the frequency of future advisory votes regarding executive compensation;

5.	To consider the stockholder proposal described in the Proxy Statement, if properly presented at the Meeting; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 23, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Kindly sign, date and return the enclosed proxy card(s) in the postage-paid envelope provided or submit your proxy by telephone or via the Internet by following the instructions on your proxy card(s). This will allow your shares to be voted even if you cannot attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 3, 2011

i

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Thursday, July 21, 2011 at 11:00 a.m. (local time) in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618.

This Proxy Statement and the accompanying proxy cards are being mailed to stockholders beginning on or about June 13, 2011.

You may submit your proxy by properly executing and returning the accompanying proxy card(s) or by following the instructions on the accompanying proxy card(s) to submit your proxy by telephone or via the Internet. The shares represented by your proxy, if the proxy is properly submitted and not revoked, will be voted at the Meeting as directed by your proxy. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or by submitting a proxy bearing a later date by telephone, via the Internet or in writing. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you properly direct otherwise, the shares represented by your proxy will be voted: FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012 (Proposal 2), FOR the adoption of a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed herein (Proposal 3), for ONE YEAR with respect to the frequency of holding future advisory votes on executive compensation (Proposal 4), and AGAINST the stockholder proposal as described herein (Proposal 5).

The outstanding common stock of the Company currently consists of Class A Common Stock, par value $.01 per share (“Class A Stock”), Class B Common Stock, par value $.01 per share (“Class B Stock”), and Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”). Holders of Class 1 Stock have limited voting rights, and only holders of Class A Stock and Class B Stock are entitled to vote on Proposals 1 through 5 described in this Proxy Statement. As appropriate, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 21, 2011

This Proxy Statement and the Company’s Annual Report for the fiscal year ended February 28, 2011 are available on the Investors page of our website. This page can be found at www.cbrands.com/investors. (No information contained on the Company’s website, however, is made a part of this Proxy Statement.)

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of May 23, 2011 (the “Record Date”) consisted of 190,659,362 shares of Class A Stock and 23,599,258 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder. Shares of Class 1 Stock have limited voting rights and are not entitled to be voted on Proposals 1 through 5 described in this Proxy Statement.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 23, 2011, the Record Date for determining eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters other than the election of the group of directors who are elected solely by the holders of Class A Stock. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 190,659,362 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 235,992,580 votes at the Meeting.

The holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees will not be permitted to vote with respect to Proposals 1, 3, 4 or 5 without receiving direction from the beneficial owners of the Class A Stock or Class B Stock held by such broker or nominee; however, authorized brokers and nominees will be permitted to vote with respect to Proposal 2 without receiving such direction. Accordingly, the Company may receive broker non-votes with respect to

Proposals 1, 3, 4 or 5 but does not expect to receive broker non-votes with respect to Proposal 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, the holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class A Stock and Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated eight (8) directors, the holders of Class A Stock will be entitled to elect two (2) directors and the holders of Class A Stock and Class B Stock, voting as a single class, will be entitled to elect six (6) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012 (Proposal 2), the adoption of the resolution approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal 3), and the stockholder proposal described in this Proxy Statement (Proposal 5) each requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to these proposals, holders of Class A Stock and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of these votes.

The advisory vote with respect to the frequency of holding future advisory votes on executive compensation (Proposal 4) does not require any particular voting outcome. Instead, the option (one year, two years or three years) that receives the most votes from stockholders will be the non-binding stockholder recommendation as to the frequency of future advisory votes on executive compensation. With respect to this advisory vote, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Because of the structure of this vote, abstentions and broker non-votes will not affect the outcome of the vote.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 190,659,362 shares of Class A Stock, 23,599,258 shares of Class B Stock, and 11,596 shares of Class 1 Stock outstanding as of the close of business on May 23, 2011, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 23, 2011, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Because many shares reported in the following tables are held by various Sands-related family partnerships, family trusts and a foundation in which more than one of the beneficial owners listed below serves as a partner, trustee, director or officer, many of those shares are reflected in the tables more than once. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Robert and Richard Sands without counting any shares more than once. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Sole Power to Vote		Shared Power to Vote		Sole Power to Dispose		Shared Power to Dispose		Total Shares (1)		Percent of Class (1)
									Class A Only	If Class B Converted	Class A Only	If Class B Converted
Robert Sands	4,497,814	(2)	153,234	(3)	1,996,070	(2)	2,072,654	(3)	6,570,468	21,853,072	3.4%	10.6%
Richard Sands	4,330,535	(4)	153,234	(5)	1,934,108	(4)	2,072,654	(5)	6,403,189	21,691,433	3.3%	10.5%
Abigail Bennett	107,403		1,919,420	(6)	107,403		4,667,804	(7)	6,694,627	24,529,755	3.5%	11.8%
Zachary Stern	106,492		1,919,420	(6)	106,492		—		2,025,912	8,021,256	1.1%	4.1%
CWC Partnership-I	—		768	(8)	—		472,376	(8)	472,376	6,571,456	0.2%	3.3%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		768	(9)	—		1,920,188	(9)	1,920,188	8,582,900	1.0%	4.3%
Stockholders Group Pursuant to Section13(d)(3) of the Securities Exchange Act of 1934 (10)	—		8,981,583	(10)	—		6,002,832	(10)	10,901,003	33,459,139	5.6%	15.5%
FMR LLC 82 Devonshire Street Boston, MA 02109 (11)	343,511		—		23,731,818		—		23,731,818	NA	12.4%	NA

AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105 (12)	18,552,026		—		23,574,295		15,906		23,590,201	NA	12.4%	NA
BlackRock, Inc. 40 East 52nd Street New York, NY 10022 (13)	11,988,461		—		11,988,461		—		11,988,461	NA	6.3%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership						Percent of Class
	Sole Power to Vote		Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total
Robert Sands	7,269,892	(2)	2,017,368(3)	1,350,000(2)	8,012,712(3)	15,282,604	64.8%
Richard Sands	7,275,532	(4)	2,017,368(5)	1,355,640(4)	8,012,712(5)	15,288,244	64.8%
Abigail Bennett	—		5,995,344(6)	—	11,839,784(7)	17,835,128	75.6%
Zachary Stern	—		5,995,344(6)	—	—	5,995,344	25.4%
CWC Partnership-I	—		667,368(8)	—	6,099,080(8)	6,099,080	25.8%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		667,368(9)	—	6,662,712(9)	6,662,712	28.2%
RES Business Holdings LP	—		5,300,000(14)	—	5,300,000(14)	5,300,000	22.5%
RES Business Management LLC	—		5,300,000(15)	—	5,300,000(15)	5,300,000	22.5%
RSS Business Holdings LP	—		5,300,000(16)	—	5,300,000(16)	5,300,000	22.5%
RSS Business Management LLC	—		5,300,000(17)	—	5,300,000(17)	5,300,000	22.5%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—		16,562,792(10)	—	10,718,352(10)	22,558,136	95.6%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2011 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 1,086,293 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2011, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 791,942 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Robert Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Robert Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Robert Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RSS Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,362,410 shares of Class A Stock, representing 3.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,645,014 shares of Class A Stock, representing 10.9% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(3)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 28,792 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 1,246,293 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2011, and (ii) as noted in footnote (1), exclude 913,592 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The reported shares of Class B Stock over which Richard Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Richard Sands is the sole trustee, and the reported shares of Class A Stock and Class B Stock over which Richard Sands has the sole power to vote include, as applicable, 5,300,000 shares of Class B Stock held by RES Business Holdings LP and 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by another family partnership. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 7,316,781 shares of Class A Stock, representing 3.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 22,605,025 shares of Class A Stock, representing 10.9% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted.

(5)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 29,120 shares of Class A Stock owned by Mr. Sands’ spouse, individually and as custodian for their children. Mr. Sands disclaims beneficial ownership of such shares.

(6)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Robert Sands and Richard Sands. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock held by CWC Partnership-I and 1,447,812 shares of Class A Stock and 563,632 shares of Class B Stock held by another family partnership. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Ms. Bennett and Mr. Stern have shared voting power with respect to these shares pursuant to a Voting Agreement between the two partnerships that survives so long as either partnership owns any shares unless the agreement is otherwise terminated. Ms. Bennett and Mr. Stern must exercise such voting power jointly and were granted an irrevocable proxy enabling them to vote the shares directly. In the event of the death or incapacity of either of Ms. Bennett or Mr. Stern, the other would have the unilateral power to vote the shares. The Voting Agreement provides for the appointment of successor proxies and establishes mechanics for the voting of the shares in the event of a dispute between Ms. Bennett and Mr. Stern as to the voting of the shares.

(7)	The amount reflected as shares of Class A Stock and Class B Stock over which Abigail Bennett has the shared power to dispose includes 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SER Business Holdings LP, 2,333,902 shares of Class A Stock and 619,892 shares of Class B Stock held by SSR Business Holdings LP, 5,300,000 shares of Class B Stock held by RES Business Holdings LP, and 5,300,000 shares of Class B Stock held by RSS Business Holdings LP. Ms. Bennett disclaims beneficial ownership with respect to all such shares.

(8)	CWC Partnership-I is a New York general partnership of which Robert Sands and Richard Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands, the trust described in footnote (9) and the stockholders group described in footnote (10), and 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock included in the reported shares are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern.

(9)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands, Richard Sands and the stockholders group described in footnote (10) and, of the reported shares, 1,919,420 shares of Class A Stock and 5,995,344 shares of Class B Stock are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern. In addition, the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(10)

The stockholders group, as reported, consists of Robert Sands, Richard Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, CWC Partnership-I, and the trust described in footnote (9) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Robert Sands’ and Richard Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 12,606,537 shares of Class A Stock, representing 6.5% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 35,164,673 shares of Class A Stock, representing 16.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 23, 2011 as follows: (i) an aggregate of 5,226,011 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle under a credit facility, (ii) an aggregate of 3,000,001 shares of Class A Stock (which number includes 355,889 shares not reported as beneficially owned by the stockholders group) and 3,000,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the same Sands family investment vehicle under a separate credit facility, (iii) an aggregate of 4,550,000 shares of Class B Stock were pledged to two additional financial institutions to secure obligations of the same Sands family investment vehicle under a separate credit facility, and (iv) an aggregate of 294,018 shares of Class B Stock were pledged to an affiliate of the second financial institution to secure a loan made by such affiliate to a third party in which Richard Sands has an economic interest. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(11)	Information concerning FMR LLC presented in the table is based solely on the information reported in Amendment 10 to the Schedule 13G of FMR LLC filed on February 14, 2011 (the “FMR Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR LLC and Edward C. Johnson 3d. The FMR Filing indicates that each of FMR LLC and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 23,731,818 shares. The FMR Filing further indicates that FMR LLC has sole voting power with respect to 343,511 of these shares; however, the FMR Filing is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(12)	Information concerning AllianceBernstein L.P. presented in the table is based solely on the information reported in the Schedule 13G of AllianceBernstein L.P. filed on February 9, 2011.

(13)	Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Amendment 1 to the Schedule 13G of BlackRock Inc. filed on February 3, 2011.

(14)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (10), RES Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.

(15)	The amount reflected represents 5,300,000 shares of Class B Stock held by RES Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RES Business Management LLC into Class A Stock, RES Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.

(16)	The shares owned by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), RSS Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.

(17)	The amount reflected represents 5,300,000 shares of Class B Stock owned by RSS Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RSS Business Management LLC into Class A Stock, RSS Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied through the ownership of stock, including restricted stock, and vested stock options.

The guideline for non-management directors is the beneficial ownership of two times the annual cash retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of four (4) times his annual base salary. Each of the other executive officers has a stock ownership guideline of two (2) times his annual base salary. As of February 28, 2011, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 23, 2011, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock (1)				Class B Stock		Class 1 Stock (1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned
	Outstanding Shares	Shares Acquirable within 60 days (2)	Total Shares		Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable within 60 days (3)	Percent of Class Beneficially Owned (4)
Robert Sands (5)	5,484,175	1,086,293	6,570,468	3.4%	15,282,604	64.8%	791,942	98.6%
Richard Sands (5)	5,156,896	1,246,293	6,403,189	3.3%	15,288,244	64.8%	913,592	98.7%
Robert Ryder	80,176	—	80,176	*(6)	—	*	484,721	97.7%
W. Keith Wilson	45,089	297,050	342,139	*(6)	—	*	40,095	77.6%
Thomas J. Mullin	114,903	512,850	627,753	*(6)	—	*	271,999	95.9%
Jerry Fowden	5,627	—	5,627	*(6)	—	*	10,213	46.8%
Barry A. Fromberg	18,720	3,737	22,457	*(6)	—	*	31,483	73.1%
Jeananne K. Hauswald	19,712	13,563	33,275	*(6)	—	*	31,483	73.1%
James A. Locke III	33,966	13,563	47,529	*(6)(7)	264	*	31,483	73.1%
Paul L. Smith (8)	20,145	9,049	29,194	*(6)	—	*	31,483	73.1%
Mark Zupan	12,106	—	12,106	*(6)	—	*	29,804	72.0%
All Executive Officers and Directors as a Group (13 persons) (9)	9,111,662	3,581,120	12,692,782	6.5% (9)	22,558,400	95.6%	3,030,309	99.6%

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Option Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2011.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2011.

(4)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentages reported with respect to Class 1 Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that can be purchased by exercising Class 1 Option Shares that are exercisable on or within sixty (60) days after May 23, 2011 by such director, executive officer or group, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive or group, as applicable, and the 11,596 shares of Class 1 Stock outstanding as of May 23, 2011. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Stock outstanding as of May 23, 2011 and this calculation methodology.

(5)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,012,712 shares of Class B Stock are included in the numbers reported by both Robert Sands and Richard Sands. Of the shares reported as beneficially owned by Robert Sands as of May 23, 2011, 2,321,247 shares of Class A Stock and 7,726,011 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Richard Sands as of May 23, 2011, 2,242,285 shares of Class A Stock and 11,720,029 shares of Class B Stock were pledged. Of the shares described as pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 6,376,011 shares of Class B Stock are included in the shares reported as beneficially owned by both Robert Sands and Richard Sands. All of the shares described as pledged are pledged under the facilities described in footnote (10) to the table under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock.”

(6)	If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Robert Ryder – 564,897; W. Keith Wilson – 382,234; Thomas J. Mullin – 899,752; Jerry Fowden – 15,840; Barry A. Fromberg – 53,940; Jeananne K. Hauswald – 64,758; James A. Locke III – 79,012; Paul L. Smith – 60,677; and Mark Zupan – 41,910.

(7)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 47,793 shares of Class A Stock (79,276 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8)	Of the number of shares reported as beneficially owned by Mr. Smith, 8,000 shares of Class A Stock have been pledged.

(9)	This group consists of our executive officers and directors as of May 23, 2011. Assuming the conversion into Class A Stock of a total of 22,558,400 shares of Class B Stock beneficially owned by the executive officers and directors as of May 23, 2011 as a group, this group would beneficially own 35,251,182 shares of Class A Stock, representing 16.3% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 15,723,091 shares of Class A Stock, representing 8.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 38,281,491 shares of Class A Stock, representing 17.4% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Note Regarding Our Fiscal Years

Our fiscal year ends on the last day of February of each calendar year. Throughout this proxy statement, fiscal years are referred to by the calendar year in which a fiscal year ends. For example, the fiscal year beginning March 1, 2010 and ending February 28, 2011, which is the primary focus of this Compensation Discussion and Analysis, is referred to as “fiscal 2011.”

Executive Summary

Our company had a successful year during fiscal 2011. Our financial results exceeded many of our key operating plan targets for the fiscal year, including with respect to the three metrics most directly related to compensation of our named executive officers: earnings before interest and taxes, or EBIT; free cash flow, or FCF; and earnings per share, or EPS. We also were able to execute important strategic objectives during the year, including the sale of the majority of our business in Australia and the United Kingdom in January 2011.

We believe that our executive compensation programs are market competitive and are aligned to our performance. We strive to pay competitive base salaries and to offer annual bonus and long-term equity-based compensation opportunities that provide appropriate incentives and rewards to our executives. Based on our company’s fiscal 2011 performance, our executives received 194% of their targeted annual bonus amounts and earned an interim payout equal to 50% of their target performance share unit awards, or PSUs, granted in April 2010.

The short-term bonus and the long-term equity-based compensation opportunities result in compensation that varies with, and ties the compensation of our executives directly to, the performance of our company and its Class A Stock. We believe this provides a strong link between executive compensation and the performance of our company and our named executive officers. For example, in January 2011 the compensation consultant of the Human Resources Committee, or the Committee, determined that, while our three-year growth performance in terms of EBIT, FCF, total stockholder return and EPS approximated the 35th percentile of our peer group, the total direct compensation value provided to our named executive officers in terms of cash payments and long-term incentive opportunities over those three years approximated the 28th percentile of this same peer group.

The purpose of our executive compensation program is to provide competitive remuneration as our named executive officers implement our strategy and create stockholder value. Our executive compensation programs seek to promote our profitability and cash flow generation and are designed to support our strategic vision and to strengthen the alignment between executive compensation and our performance. The Committee reviews and approves the elements of our executive compensation program on an annual basis and may modify particular elements of the program to maintain proper alignment with our goals and strategies and with market practices. In connection with the Committee’s ongoing efforts, the following events have occurred since the commencement of fiscal 2011:

•

Base Salaries: In setting base salaries for our named executive officers, the Committee approved increases for fiscal 2011 of 2.5% for named executive officers other than our Chairman of the Board (who received no increase). The base salaries and the approved increases for fiscal 2011 are believed to be market competitive.

•

Short-Term Cash Bonus Awards: In April 2011, the Committee reviewed our performance for fiscal 2011 and approved cash bonus payments to our named executive officers pursuant to our Annual Management Incentive Plan. These payments rewarded achievement in comparable EBIT and FCF, thereby promoting the complementary goals of profitability and the generation of cash to operate our business. The cash bonus awards for fiscal 2011 represented payments at 194% of the target award levels the Committee set for the named executive officers based on comparable EBIT of $792.7 million, which was above our target performance and near the maximum level the Committee established for the year, and FCF of $530.2 million, which exceeded the maximum level the Committee established for the year.

•

Long-Term Equity-Based Incentives: In fiscal 2011, the Committee granted our named executive officers a combination of time-vested restricted stock and stock options in order to directly link the value of compensation they earn to stockholder value creation and to align their interests with those of our stockholders. To further enhance the linkage between executive compensation and company performance, we also provided PSUs to our named executive officers. These PSUs provide executives the opportunity to earn stock based on our performance. The Committee selected EPS as the relevant performance measure for PSUs, as EPS would provide a link to our strategic plan and to stockholder value creation, would be a measure of management’s performance, and would not duplicate the performance metrics already used in our short-term cash bonus plan. Any final payout of these awards will be based on EPS for fiscal 2013. As an interim measure, executives had the opportunity to earn 50% of their target PSU award based on achievement of a fiscal 2011 performance goal. This interim award was earned by our named executive officers based on our achievement of adjusted EPS of $1.91 versus a fiscal 2011 interim target of $1.60.

•

Employment Agreements: In October 2010, the Committee completed a review of our form of executive employment agreement and, based on the recommendations of its compensation consultant, decided to implement changes for future agreements in order to better align our executive employment terms with current market practices. Specifically, the Committee and management decided to remove from future executive employment agreements provisions providing for (i) severance benefits in the event of retirement, (ii) payments of excise taxes that might be due by the executive and any gross-ups thereof, and (iii) the continuation of certain perquisites. A November 2010 employment agreement with our newest executive officer (who is not a named executive officer) reflected these revised terms.

•

Peer Group: In October 2010, the Committee reviewed the composition of our peer group with its compensation consultant. The Committee decided that the existing peer group would again be appropriate to use in connection with its review of compensation matters in April 2011 (except for the removal of one company that had been acquired by another). The Committee plans to conduct a comprehensive review of our peer group during fiscal 2012.

Philosophy and Objectives

We operate in a highly competitive, complex and international business environment. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry.

The compensation program for our named executive officers consists of fixed compensation (base salary), variable compensation (cash bonus payments and equity awards), and certain perquisites and other benefits. We have designed the elements of executive compensation to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

Overall, we feel our executive compensation program has provided the intended results. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Human Resources and Administrative Officer, make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation during each fiscal year. The Committee engages a compensation consultant to assist the Committee with its review and analysis of executive compensation and to provide data and advice on matters relating to executive officer compensation. Since August 2008, the Committee has engaged Towers Watson as its consultant.

Peer Group

In making its executive compensation decisions, the Committee evaluates each element of our executive compensation program, including comparing our practices against those of a specific peer group of consumer product companies. In establishing this peer group, the Committee sought to ensure, with the advice of its compensation consultant, that the group consisted of companies of appropriate size, type and complexity by reviewing metrics such as gross revenues, enterprise value, international operations, and market capitalization. The Committee determined that the inclusion of a pro rata share of the revenues of our domestic and international joint ventures was appropriate for the purpose of determining the composition of this peer group.

The Committee reviewed data regarding the peer group listed below prior to setting base salaries, short-term incentive targets and equity grants for fiscal 2011 in April 2010. The Committee and its compensation consultant again reviewed the appropriateness of this peer group later during fiscal 2011. Other than the removal of PepsiAmericas, Inc. from this group due to its acquisition by PepsiCo, Inc., the Committee’s consultant did not recommend any changes to the peer group and provided data to the Committee concerning this peer group prior to the Committee’s April 2011 meeting when the Committee set base salaries, short-term incentive targets and equity grants for fiscal 2012.

• Brown-Forman Corporation	• Campbell Soup Company
• ConAgra Foods, Inc.	• Dean Foods Company
• Del Monte Foods Company	• Dr. Pepper Snapple Group, Inc.
• Fortune Brands, Inc.	• H. J. Heinz Company
• The Hershey Company	• Hormel Foods Corporation
• The J. M. Smucker Company	• Kellogg Company
• Lorillard, Inc.	• Molson Coors Brewing Company
• PepsiAmericas, Inc.*	• Reynolds American Inc.

*	removed from peer group after its 2010 acquisition by PepsiCo, Inc.

In light of the completion of our January 2011 sale of a majority of our business in the United Kingdom and Australia, the Committee has decided to conduct another comprehensive review of our peer group during fiscal 2012 in preparation for making compensation decisions in April 2012.

In addition to its review of peer group executive compensation data, the Committee may receive general executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing market checks of its overall compensation program or the individual components thereof. This information helps ensure that the Committee makes well-informed decisions regarding executive compensation matters. Throughout this Compensation Discussion and Analysis, the peer group and other survey data is sometimes referred to as applicable market data.

Compensation of Named Executive Officers (other than the Chairman of the Board)

The Committee reviews the executive compensation program on an annual basis with awards and adjustments being made at a regularly scheduled meeting of the Committee, usually in early April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making its determinations, the Committee may consider our performance, the performance of our named executive officers, executive compensation information from its compensation consultant, and compensation and benefit recommendations from management. The Committee also annually reviews tally sheets comparing current and proposed base salaries, short-term cash bonus awards, and long-term equity-based incentive awards.

Our executive compensation program generally aims to provide our named executive officers’ with target cash compensation approximating the midpoint of that of our peer group companies. In order to align the interests of our named executive officers with those of our stockholders, the Committee allocates a majority of the annual compensation opportunity for our named executive officers to performance-based awards in the form of short-term cash bonuses and long-term equity-based incentive awards. However, other than the fact that cash bonuses and equity grants are based upon base salary amounts, the Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.

The Committee places an emphasis on long-term equity-based incentive awards in our executive compensation program, and on stock options in particular, as it believes this causes executives to focus on long-term stockholder value. With respect to stock options, for example, named executive officers will only realize compensation from these awards to the extent our stock price appreciates. In April 2010, the Committee decided to allocate equity compensation to our named executive officers (other than the Chairman of the Board) on the following basis starting in fiscal 2011—approximately 50% in options, 25% in restricted stock and 25% in PSUs. At that time, these equity grants for named executive officers were generally positioned at or above the 75th percentile of the applicable market data with our Chief Executive Officer positioned between the 50th and 75th percentile of the applicable market data.

Compensation of the Chairman of the Board

Prior to July 2007, Richard Sands served as our Chairman of the Board and Chief Executive Officer. He transitioned from the role of Chief Executive Officer in July 2007 and has remained our Chairman of the Board and a member of management since that time.

The Committee determined that, starting in fiscal 2011, the total direct compensation opportunity (that is, salary, potential bonus at target level and equity awards) for the Chairman of the Board should approximate 85% of the Chief Executive Officer’s total direct compensation opportunity. The Committee received data from its compensation consultant indicating that this level of compensation approximates the median of the applicable market data. As a result of this determination, the Committee decided not to increase Mr. Sands’ salary for fiscal 2011 or fiscal 2012. For these same years, the Committee decided to provide Mr. Sands with 100% of his equity awards in the form of stock options since this form of equity award provides a stronger link to the creation of long-term stockholder value than restricted stock or PSUs.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our named executive officers consist of the following:

•	base salary;
•	short-term cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Pay Mix

The Committee believes that a significant portion of each named executive officer’s compensation opportunity should be at risk in order to align the interests of our executives with those of our stockholders. As shown below, approximately 75% to 85% of our named executive officers’ total annual compensation opportunity is at risk and dependent on our performance results since it is provided in the form of short-term cash bonus incentives and long-term equity-based incentives.

Fiscal 2011 Named Executive Officer Pay Mix

(Excluding Chairman of the Board)

Base Salary

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in early April. In April 2010, the Committee approved a 2.5% increase for each named executive officer at that time (other than the Chairman of the Board) based on the Committee’s consideration of market practices and our performance. The Committee may also approve mid-year base salary adjustments in the event of a new hire, promotion or other significant change in responsibilities. No named executive officer received such a mid-year salary adjustment during fiscal 2011. Salaries for our named executive officers for fiscal 2011 appear in the Summary Compensation Table below.

In April 2011, the Committee also awarded each named executive officer (except for the Chairman of the Board) a salary increase of 2.5% for fiscal 2012 after considering market practices and our performance. With respect to the Chairman of the Board, the Committee determined it appropriate to keep his salary at the fiscal 2010 level in connection with its determination that the Chairman’s total direct compensation opportunity should approximate 85% of the total direct compensation opportunity of the Chief Executive Officer.

We set base salary levels for our named executive officers to provide current compensation for their day-to-day services during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. We generally seek to pay our named executive officers base compensation near the 50th percentile suggested by the applicable market data. The Committee may decide, however, to set an individual executive’s salary at an amount above or below this level. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, and concerns regarding internal pay equity.

Short-Term Cash Bonus Awards

In addition to their base salaries, our named executive officers, like other eligible members of management, have the opportunity to earn short-term cash bonuses based on Company performance. The Committee views these bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan – Fiscal 2011

Our Annual Management Incentive Plan serves as the primary mechanism for short-term performance-based incentive bonuses. The Committee administers an annual program under the plan in order to accomplish the following objectives:

•	to motivate executive officers to achieve our profit and other key goals;
•	to support our annual planning, budget and strategic planning processes;
•	to provide compensation opportunities that are competitive with those of other beverage alcohol, industry-related or peer companies in order to attract and retain key executives; and
•	to help control overhead by designing a portion of annual compensation as a variable rather than a fixed expense.

We believe these goals have been achieved during fiscal 2011. As described below, the Committee ultimately awarded bonus payments for fiscal 2011 based on comparable EBIT and FCF performance above the target levels established at the beginning of the year.

The Annual Management Incentive Plan allows the Committee to exercise negative discretion to reduce, but not increase, an award under the plan. In April 2010, the Committee established an eligible bonus pool under the plan for fiscal 2011 equal to 0.50% of our EBIT for each of Robert Sands and Richard Sands and 0.25% of our EBIT for each other named executive officer. The plan defines EBIT as the sum of our operating income plus equity in earnings of equity method investees, and the Company views this as a measure of its profitability. In each case in accordance with the provisions of Internal Revenue Code Section 162(m), the plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating EBIT for this purpose. Consistent with the plan, no individual award for a fiscal year may exceed $5 million and the Committee reserved the right to exercise its negative discretion at the end of fiscal 2011 to reduce or eliminate an award to any named executive officer and to consider such quantitative and qualitative factors it deems appropriate in making such determinations.

In April 2011, the Committee met to review our actual fiscal 2011 performance and to consider payouts to participants. After reviewing our fiscal year performance against the applicable performance criteria, the Committee confirmed that, prior to any application of negative discretion by the Committee, our fiscal 2011 EBIT and corresponding eligible bonus pools were as follows:

Annual Management Incentive Plan

Results for Fiscal 2011 Prior to the Application of Negative Discretion

Named Executive Officer	Eligible Bonus Pool Calculation	Fiscal 2011 EBIT (as Calculated Pursuant to the Plan)	Eligible Bonus Pool (Before the Application of Negative Discretion)
Chairman of the Board; and President and Chief Executive Officer	0.50% of fiscal 2011 EBIT	$778,146,000	$3,890,730
Each other named executive officer	0.25% of fiscal 2011 EBIT	$778,146,000	$1,945,365

The Committee then considered whether and how to apply negative discretion to these amounts. In doing so, the Committee took into account the following:

•	the named executive officer’s position;
•	the named executive officer’s base salary earned in fiscal 2011; and
•	Company performance for fiscal 2011 with respect to certain specified financial performance goals the Committee established at the beginning of the year.

The Committee first considered individual incentive award opportunities depending on the executive’s position. The Committee established these opportunities as a percentage of each named executive officer’s fiscal 2011 base salary with the understanding that they were competitive with the market and placed at risk an appropriate amount of the executive’s compensation.

Annual Management Incentive Plan

Fiscal 2011 Award Levels for the Application of Negative Discretion

Named Executive Officer	Threshold	Target	Maximum
Chairman of the Board; and President and Chief Executive Officer	30%	120%	240%
Each other named executive officer	17.5%	70%	140%

These percentages assume that the same threshold, target or maximum performance is achieved for each applicable performance criteria utilized by the Committee in its application of negative discretion. Accordingly, an incentive award payment under the Committee’s application of negative discretion for fiscal 2011 could have been less than the threshold percentage set forth above if a threshold level was not achieved for one or more of the criteria.

The Committee chose comparable EBIT and FCF as the applicable performance criteria to use in its application of negative discretion, as these criteria represent key drivers of our short-term business success. We believe that comparable EBIT serves as a measure of our profitability, while FCF reflects our ability to generate the cash required to operate the business and pay down debt. Comparable EBIT is EBIT excluding restructuring charges, acquisition-related integration costs and unusual items. The Committee can also make further adjustments for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s projections. FCF is equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment. For all named executive officers, these criteria are reviewed on a company-wide basis. In exercising their negative discretion right, the Committee elected to apply the following criteria weightings to determine awards for named executive officers: 80% for comparable EBIT and 20% for FCF.

In April 2010, the Committee established target levels for the comparable EBIT and FCF metrics corresponding to the expected level of performance under our fiscal 2011 operating plan. This operating plan was reviewed with and approved by the Board in April 2010. With the assistance of the Human Resources Department, the Committee had also established at that time a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various risks and uncertainties we face. The Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold upon achievement of the strategic objectives of the business.

Threshold levels were expected to be appropriately challenging but achievable under normal circumstances. Target levels would be achieved if the Company performed as expected under our operating plan. Maximum levels would be achievable only with exceptional performance. In April 2011, the Committee determined that it would be appropriate to consider these fiscal 2011 performance levels in applying negative discretion.

The Committee then completed its application of negative discretion by comparing fiscal 2011 performance, which included a discretionary adjustment to comparable EBIT for a non-recurring item, against the performance levels the Committee had established at the beginning of fiscal 2011. At the conclusion of its review, the Committee then certified awards to the named executive officers based on the following performance levels and actual results:

Annual Management Incentive Plan

Fiscal 2011 Performance Levels and Results under the

Application of Negative Discretion

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Fiscal 2011 Results
Comparable EBIT	$700.5 million	$750.0 million	$799.6 million	$792.7 million, equal to 192% of target payout (for performance between target and maximum levels)
FCF	$325.1 million	$375.1 million	$425.1 million	$530.2 million, equal to 200% of target payout (for performance above maximum level)

Based on the weighting of comparable EBIT (80%) and FCF (20%), the Committee applied negative discretion to reduce awards from the eligible bonus pool amounts to approximately 194% of the target payouts. The resulting Annual Management Incentive Plan awards paid to the named executive officers for fiscal 2011 are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Summary of Fiscal 2011 Annual Management Incentive Plan Results

Named Executive Officer	Eligible Bonus Pool	Actual Awards Based on Fiscal 2011 Performance under the Application of Negative Discretion
Robert Sands	$3,890,730	$2,624,397
Richard Sands	$3,890,730	$2,639,919
Robert Ryder	$1,945,365	$750,798
W. Keith Wilson	$1,945,365	$685,260
Thomas J. Mullin	$1,945,365	$674,433

Annual Management Incentive Plan – Fiscal 2012

In April 2011, the Committee established the bonus pool under the plan for fiscal 2012. The Committee adopted the same methodology as it used for the fiscal 2011 program, establishing a bonus pool equal to 0.5% of our fiscal 2012 EBIT for each of Robert Sands and Richard Sands and 0.25% of our fiscal 2012 EBIT for each of our other named executive officers. The Committee reserved the right to reduce or eliminate awards based on such quantitative and qualitative factors as it deems appropriate and again established a range of comparable EBIT and FCF performance levels as a possible means of applying its negative discretion.

Other Cash Bonus Awards

In addition to any payments under the Annual Management Incentive Plan, the Committee has discretion to pay cash bonuses outside of that plan. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. No named executive officer received such a payment in fiscal 2011.

Long-Term Equity-Based Incentive Awards

Equity Award Granting Practices

The Committee (as well as the full Board) has the flexibility to award non-qualified stock options, restricted stock, stock appreciation rights and other stock-based awards, such as restricted stock units and PSUs, under our Long-Term Stock Incentive Plan. The Committee grants options to purchase Class 1 Stock to individuals subject to U.S. taxation, including named executive officers, and options to purchase Class A Stock to other participants. Similarly, the Committee grants restricted stock to individuals subject to U.S. taxation, including named executive officers, and restricted stock units to other participants.

The Committee annually considers equity awards to named executive officers at the regularly scheduled meeting at which it considers annual compensation-related actions and awards, including the grant of equity awards to other eligible employees around the world. The Committee generally grants new employee awards, awards associated with promotions, and awards associated with significant business activities at regularly scheduled meetings of the Committee, which may or may not be one at which other compensation-related decisions are made. In addition, the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient must be at or below the level of Vice President, (ii) any such award may not be for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of shares and the terms and conditions for such grants shall be consistent with the past practices of the Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2011. All stock option awards under our Long-Term Stock Incentive Plan are priced at the closing price of our Class A Stock on the date of grant. (As no trading market exists for the Class 1 Stock, the fair market value of a share of Class 1 Stock is deemed to be equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise.)

The Board considers equity awards to the directors pursuant to our non-management director compensation policy as described more fully below under the heading “Director Compensation.” The Board generally approves these annual awards to directors at the Board meeting immediately following each Annual Meeting of Stockholders. As directors serve annual terms, such awards are intended to coincide with the beginning of their term of office. For example, the Board approved fiscal 2011 equity awards for directors on July 22, 2010 following the Annual Meeting of Stockholders held earlier that day. The Board may also grant equity awards upon the appointment of a new member of the Board. For example, Mr. Fowden was appointed to the Board effective May 1, 2010 and received stock option and restricted stock awards at that time.

We do not backdate equity awards and do not time awards of equity so that they are intentionally made prior to the announcement of favorable information or subsequent to the announcement of unfavorable information.

Named Executive Officer Awards – Fiscal 2011

In fiscal 2011, the Committee granted stock options, restricted stock and, for the first time, PSUs to our named executive officers. The use of equity-based awards, together with the stock ownership guidelines described below, directly ties our executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of executives as they vest over a period of employment with us. The Committee considers granting stock-based awards as part of its annual review of executive compensation, usually in early April.

In April 2010, the Committee determined it was important to retain stock options as a significant element of annual compensation, as the value of options has a direct link to the creation of stockholder value, and awarded stock options to each named executive officer. At this same meeting, the Committee determined that it would be appropriate to also grant shares of restricted stock to our named executive officers (other than the Chairman of the Board). The Committee began granting restricted stock to our named executive officers in fiscal 2009 and believes that these awards provide for greater diversification and retention value in our equity program.

In order to further diversify our mix of equity awards in a manner more consistent with our peer group and to enhance the linkage between executive compensation and performance, the Committee determined that it would also be appropriate to provide PSUs to all named executive officers (other than the Chairman of the Board) commencing in fiscal 2011. In doing so, the Committee determined that it would be appropriate to keep overall long-term equity-based incentive award values constant and to replace a portion of value formerly awarded as stock options with PSUs. In particular, for all named executive officers (except for the Chairman of the Board) the Committee determined that the allocation of such awards should be approximately 50% in stock options, 25% in restricted stock and 25% in PSUs. As stated in the “Compensation of the Chairman of the Board” subsection above, the Committee determined that it would again be advisable for the Chairman of the Board to receive all of his equity-based awards in the form of stock options.

The Committee selected EPS as the performance metric for the new PSUs, as EPS would provide a link to the Company’s strategic plan and to stockholder value creation, would be a measure of management’s performance, and would not duplicate the performance metrics already used in our Annual Management Incentive Plan. Accordingly, the PSUs provide the opportunity of a payout of shares of Class A Stock if we achieve certain EPS levels for fiscal 2013. The calculation of EPS for this purpose would be based on EPS as calculated under generally accepted accounting principles as adjusted for non-recurring items in accordance with the terms of the Long-Term Stock Incentive Plan. This amount is generally expected to be consistent with the Company’s reported comparable EPS results. In order to receive any such payout, a named executive officer must also remain in continuous employment with us until May 1, 2013.

The Committee established target levels for fiscal 2013 EPS corresponding to the expected level of performance under our three-year strategic plan. With the assistance of the Human Resources Department, the Committee had also established at that time a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for EPS, our strategic direction and focus, and the various risks and uncertainties we face. The Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold upon achievement of the strategic objectives of the business. The threshold level was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our three-year strategic plan. The maximum level would be achievable only with exceptional performance.

In addition, these initial PSUs provided executives with the opportunity to receive an interim payout of 50% of their target award after the first year if the Company achieved adjusted EPS results of at least $1.60 for fiscal 2011. In April 2011, the Committee reviewed fiscal 2011 performance and determined that the Company’s performance surpassed this level. In making this determination, the Committee looked to our reported comparable EPS results. Accordingly, each named executive officer (other than the Chairman of the Board) received a payout on May 1, 2011 equal to 50% of his target award under the April 2010 PSUs. These interim payouts will be applied to offset any payouts earned at the conclusion of fiscal 2013.

The Committee awarded stock options, restricted stock and PSUs to our named executive officers in fiscal 2011 after taking into account the executives’ positions and salaries, so that more senior executives received a greater portion of their compensation through equity-based incentives. Specifically, the Committee awarded options, restricted stock and PSUs as follows:

Named Executive Officer	Stock Option Award	Restricted Stock Award	Performance Share Unit Award (at Target)
Chairman of the Board	(7.9 x salary) ÷ grant date stock price	Not applicable	Not applicable
President and Chief Executive Officer	(4.87 x salary) ÷ grant date stock price	(1.0 x salary) ÷ grant date stock price	(1.0 x salary) ÷ grant date stock price
Each other named executive officer	(3.67 x salary) ÷ grant date stock price	(0.6 x salary) ÷ grant date stock price	(0.6 x salary) ÷ grant date stock price

More information concerning these stock option awards, restricted stock awards and PSUs can be found below in the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2011 table.

Named Executive Officer Awards – Fiscal 2012

In April 2011, the Committee determined that it was important to retain stock options, restricted stock and PSUs as significant elements of compensation for all named executive officers (other than the Chairman of the Board) and that it would be advisable for the Chairman of the Board to continue to receive all of his equity in the form of stock options. With respect to PSUs, the Committee determined that, due to the difficulty of forecasting EPS results over a three-year period in the current economic environment, the PSUs granted in April 2011 would consist of a one-year performance vesting period and a three-year service vesting period. Accordingly, any payout calculation of these awards, from threshold to maximum level, would be based on our EPS results for fiscal 2012 and an executive must generally remain an employee until May 1, 2014 in order for the award to vest.

Stock Ownership Guidelines

In order to further align the interests of our executive officers, including our named executive officers, with the long-term interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. In establishing these guidelines for stock ownership, we consider the length of an executive officer’s tenure. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied by the ownership of stock, including restricted stock, and vested stock options. The applicable guidelines for our executive officers are as follows:

Executive Officer	Stock Ownership Guideline
Chairman of the Board; and President and Chief Executive Officer	4 times base salary
Each other executive officer	2 times base salary

As of February 28, 2011, each of our executive officers had either met his respective guideline or was within the five-year window for doing so.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our named executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Named executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary but not in excess of the annual limit set by the Internal Revenue Service, or the IRS. We currently provide a 50% match on the first 6% of salary contributed by the participant to his or her plan account as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year the Committee analyzes our performance and has discretion to award a supplemental profit sharing contribution, which has typically been between 1% and 7% of eligible wages.

•

Named executive officers are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to IRS limitations. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

•

Named executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our company, neither Robert Sands nor Richard Sands is eligible to participate in this plan.

•

Named executive officers also receive customary employee benefits, such as our health insurance program, long-term and short-term disability insurance programs, paid time off (vacation/sick leave) and life insurance programs, in the same manner as other eligible employees.

Severance Benefits

In April 2008, the Committee determined that it was appropriate to standardize our relationships with executive officers and approved the execution of employment agreements with each of our executive officers, including all of our named executive officers. In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executive officers had similar employment terms. In establishing these agreements, we considered information from the Committee’s compensation consultant at that time regarding existing market practices. During fiscal 2011, the Committee and its current compensation consultant conducted an in-depth review of these employment terms and current market practices. Although the Committee’s consultant did not recommend any changes to the existing agreements with our named executive officers, it did recommend certain changes to future agreements in order to be more consistent with current best practices. Specifically, the Committee’s consultant recommended that we not include in future agreements severance benefits in the event of retirement, the gross-up of any excise tax payments or the post-employment continuation of airplane or automobile benefits and product allowances. The Committee and management agreed with these recommendations, and our November 2010 employment agreement with our newest executive officer (who is not a named executive officer) reflected these revised terms. More information concerning the agreements and amounts payable to named executive officers in the event of a severance or change-in-control event are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control.”

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their executive officers. The Committee believes these benefits further our objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives. Executives pay all personal income taxes that are attributable to the taxable perquisites we provide.

We offer the following benefits to our named executive officers:

•

Automobile lease or allowance – We provide a designated leased vehicle or monthly allowance to our named executive officers. We believe this is competitive with benefits provided to executives at comparable companies.

•

Personal use of our corporate aircraft when not needed for business purposes – We offer our named executive officers this use of our corporate aircraft both to enhance their security and to permit them to devote maximum time and attention to our business while away from our offices.

•

Product allowance – We provide a product allowance to our named executive officers and believe that the product allowances enhance knowledge and appreciation of our products and serve as an additional tool to facilitate their role as ambassadors for our brands in both on and off premise retail establishments where making a purchase is important for customer relations and with third parties who we desire to sample our products. The current annual allowance is $10,000 for our Chairman of the Board and for our President and Chief Executive Officer and $5,000 for our other named executive officers.

•	Expanded annual physical health review on a voluntary basis – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.

In addition, we may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment or relocation benefits in the event of a new hire or transfer. The perquisites and other personal benefits we provided to our named executive officers during fiscal 2011 are quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board, or FASB, guidance for stock compensation in FASB ASC Topic 718 requiring that we recognize in our financial statements the cost resulting from all share-based payment transactions, such as stock options, restricted stock awards, and PSUs. As with any significant accounting requirement, we and our Board have considered and continue to monitor the impact of this guidance. At this time, we continue to believe that equity-based executive compensation, including stock options, restricted stock awards and PSUs, serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting guidance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the Annual Management Incentive Plan and the granting of restricted stock, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Committee Report

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2011.

Human Resources Committee

Jeananne K. Hauswald (Chair)

Jerry Fowden

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by us for services rendered for fiscal 2011 (our fiscal year ended February 28, 2011) by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers. These individuals are referred to as “named executive officers.” Where applicable, the following table also sets forth the compensation paid or accrued by us to these named executive officers for fiscal 2010 (our fiscal year ended February 28, 2010) and fiscal 2009 (our fiscal year ended February 28, 2009).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert Sands, President and Chief Executive Officer	2011	1,129,647	2,261,452	2,144,153	2,624,397	273,748	8,433,397
	2010	1,102,298	1,103,235	3,096,311	1,269,847	200,684	6,772,375
	2009	1,080,289	1,082,192	3,027,296	904,850	266,449	6,361,076
Richard Sands, Chairman of the Board	2011	1,136,329	—	3,495,502	2,639,919	522,007	7,793,757
	2010	1,135,472	1,136,415	3,189,486	1,308,064	328,850	7,098,287
	2009	1,112,800	1,114,696	3,117,908	932,081	583,330	6,860,815
Robert Ryder, Executive Vice President and Chief Financial Officer	2011	554,013	665,466	792,479	750,798	63,079	2,825,835
	2010	540,600	324,690	1,062,970	363,283	41,716	2,333,259
	2009	529,615	319,304	1,039,540	258,770	35,464	2,182,693
W. Keith Wilson, Executive Vice President and Chief Human Resources and Administrative Officer	2011	505,652	607,454	723,286	685,260	52,681	2,574,333
	2010	493,410	296,369	970,194	331,571	38,042	2,129,586
Thomas J. Mullin, Executive Vice President and General Counsel	2011	497,663	597,786	711,862	674,433	61,006	2,542,750
	2010	485,914	291,629	954,850	326,332	57,374	2,116,099

(1)	These amounts represent the full grant date fair value of awards of restricted stock and performance share units (PSUs) granted in each fiscal year noted. For PSUs, which were first awarded in fiscal 2011, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date (which was performance at target level). This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers or to our expected aggregate accounting expense for these awards as of the end of fiscal 2011. If the PSUs were included in these calculations at their maximum levels (as opposed to their target levels), the full grant date fair values set forth in this column would be as follows: Robert Sands – $3,392,178; Richard Sands – $0; Robert Ryder – $998,199; W. Keith Wilson – $911,181; and Thomas J. Mullin – $896,679. See the Grants of Plan-Based Awards in Fiscal 2011 table below for additional information regarding awards made during fiscal 2011.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 17 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended February 28, 2011. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2011 table below for additional information regarding awards made during fiscal 2011.

(3)	These amounts reflect cash payments made under our Annual Management Incentive Plan in April 2011 for fiscal 2011, in April 2010 for fiscal 2010, and in April 2009 for fiscal 2009.

(4)	These amounts, as set forth below, include for fiscal 2011 (i) our matching contributions under the 401(k) and Profit Sharing Plan for fiscal 2011, (ii) our annual contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan for fiscal 2011, (iii) our contributions under the 2005 Supplemental Executive Retirement Program made during fiscal 2011 based upon fiscal 2010 performance, and (iv) perquisites and other personal benefits for fiscal 2011. During fiscal 2011, we did not provide to any named executive officer any tax gross-up or any payments in connection with a separation of employment.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Robert Sands	7,477	23,912	49,723	192,636	273,748
Richard Sands	7,350	23,912	51,647	439,098	522,007
Robert Ryder	7,412	23,912	17,145	14,610	63,079
W. Keith Wilson	—	23,912	14,408	14,361	52,681
Thomas J. Mullin	7,406	23,912	13,956	15,732	61,006

Perquisites and other personal benefits provided to named executive officers in fiscal 2011 are described below and included personal use of our corporate aircraft, automobile allowances and product allowances:

•	Robert Sands – $178,251 for personal use of corporate aircraft, $9,600 for automobile allowance, and $4,785 for product allowance;
•	Richard Sands – $426,990 for personal use of corporate aircraft, $9,600 for automobile allowance and $2,508 for product allowance;
•	Robert Ryder – $9,600 for automobile allowance and $5,010 for product allowance;
•	W. Keith Wilson – $9,600 for automobile allowance and $4,761 for product allowance; and
•	Thomas J. Mullin – $756 for personal use of corporate aircraft, $9,600 for automobile allowance, and $5,376 for product allowance.

Values noted above for the personal use of our corporate aircraft represent the aggregate incremental cost to us for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip-related expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.

Grants of Plan-Based Awards in Fiscal 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise of Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Robert Sands	NA	3,890,730
	4/5/2010		16,958	67,830	135,660				1,130,726
	4/5/2010					67,830			1,130,726
	4/5/2010						330,330	16.67	2,144,153
Richard Sands	NA	3,890,730
	4/5/2010						538,520	16.67	3,495,502
Robert Ryder	NA	1,945,365
	4/5/2010		4,990	19,960	39,920				332,733
	4/5/2010					19,960			332,733
	4/5/2010						122,090	16.67	792,479
W. Keith Wilson	NA	1,945,365
	4/5/2010		4,555	18,220	36,440				303,727
	4/5/2010					18,220			303,727
	4/5/2010						111,430	16.67	723,286
Thomas J. Mullin	NA	1,945,365
	4/5/2010		4,483	17,930	35,860				298,893
	4/5/2010					17,930			298,893
	4/5/2010						109,670	16.67	711,862

(1)	This amount represents the eligible bonus pool that was established for each named executive officer for fiscal 2011 under our Annual Management Incentive Plan. It does not represent an actual payout to the named executive officer. No threshold or maximum levels were associated with the creation of these eligible bonus pools. The method for determining these amounts as well as the actual awards for named executive officers for fiscal 2011 are described above under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan – Fiscal 2011” in the Compensation Discussion and Analysis. The actual award paid to each named executive officer under the plan for fiscal 2011 is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This represents the number of shares of Class A Stock that may be issued to the named executive officer pursuant to the terms of a PSU award granted under our Long-Term Stock Incentive Plan. The terms of these awards are described above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2011” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2011 table. On May 1, 2011, each named executive officer received an interim payout equal to 50% of the target award based on our performance during fiscal 2011. Any final payout will be based on our performance during fiscal 2013, and a named executive officer must generally remain an employee until May 1, 2013 in order for the balance of the award to vest.

(3)	This represents the number of restricted shares of Class A Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These restricted stock awards are scheduled to vest 25% per year at each of the first four annual anniversaries of May 1, 2010. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2011” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2011 table.

(4)	This represents the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our Long-Term Stock Incentive Plan. These options are scheduled to vest and become exercisable 25% per year at each of the first four annual anniversaries of the grant date. Further information concerning these awards can be found above under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Named Executive Officer Awards – Fiscal 2011” in the Compensation Discussion and Analysis and below in the Outstanding Equity Awards at February 28, 2011 table. No trading market exists for the Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless our Human Resources Committee determines otherwise.

(5)	The exercise price of these options, which relate to Class 1 Stock (for which there is no public trading market), is the closing price of a share of Class A Stock on the grant date.

(6)	These amounts represent the full grant date fair value of the PSUs, restricted stock and stock options, respectively, granted in fiscal 2011. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date. In particular, we assumed that the PSUs would eventually be paid out at target levels. Assumptions used in calculating these values with respect to stock option awards may be found in Note 17 of our Annual Report on Form 10-K for the fiscal year ended February 28, 2011.

Outstanding Equity Awards at February 28, 2011

The following table presents information concerning outstanding stock option, restricted stock and PSU awards to each of the named executive officers.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date (4)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Robert Sands	4/2/03	107,600		11.7950	4/2/13
	4/3/03	60,000		11.7500	4/3/13
	4/6/04	191,800		16.6300	4/6/14
	12/23/04	40,000		23.0200	12/23/14
	4/7/05	128,000		27.2350	4/7/15
	4/5/06	30,000		25.8800	4/5/16
	4/5/06	164,800		25.8800	4/5/16
	4/3/07	236,508	78,835	20.7900	4/3/17
	4/3/07	36,563	12,187	20.7900	4/3/17
	4/18/07	12,188	4,062	22.2700	4/18/17
	7/26/07	3,288	1,096	22.0800	7/26/17
	1/2/08	22,500	7,500	23.4800	1/2/18
	4/1/08	212,150	212,150	19.1200	4/1/18
	4/1/08					28,300	575,056
	4/6/09	174,548	523,642	11.8500	4/6/19
	4/6/09					69,825	1,418,844
	4/5/10		330,330	16.6700	4/5/20
	4/5/10					67,830	1,378,306
	4/5/10							67,830	1,378,306
Richard Sands	4/2/03	152,200		11.7950	4/2/13
	4/3/03	60,000		11.7500	4/3/13
	4/6/04	242,800		16.6300	4/6/14
	12/23/04	40,000		23.0200	12/23/14
	4/7/05	156,200		27.2350	4/7/15
	4/5/06	201,000		25.8800	4/5/16
	4/5/06	30,000		25.8800	4/5/16
	4/3/07	236,508	78,835	20.7900	4/3/17
	4/18/07	12,188	4,062	22.2700	4/18/17
	7/26/07	52,862	17,621	22.0800	7/26/17
	1/2/08	22,500	7,500	23.4800	1/2/18
	4/1/08	218,500	218,500	19.1200	4/1/18
	4/1/08					29,150	592,328
	4/6/09	179,800	539,400	11.8500	4/6/19
	4/6/09					71,925	1,461,516
	4/5/10		538,520	16.6700	4/5/20

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date (4)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Robert Ryder	6/27/07	112,500	37,500	24.1300	6/27/17
	1/2/08	22,500	7,500	23.4800	1/2/18
	4/1/08	72,850	72,850	19.1200	4/1/18
	4/1/08					8,350	169,672
	4/6/09		179,767	11.8500	4/6/19
	4/6/09					20,550	417,576
	4/5/10		122,090	16.6700	4/5/20
	4/5/10					19,960	405,587
	4/5/10							19,960	405,587
W. Keith Wilson	6/26/03	18,360		15.2500	6/26/13
	4/6/04	45,600		16.6300	4/6/14
	12/23/04	40,000		23.0200	12/23/14
	4/7/05	29,000		27.2350	4/7/15
	4/5/06	50,800		25.8800	4/5/16
	4/5/06	30,000		25.8800	4/5/16
	4/3/07	73,875	24,625	20.7900	4/3/17
	4/3/07	36,563	12,187	20.7900	4/3/17
	4/18/07	12,188	4,062	22.2700	4/18/17
	1/2/08	22,500	7,500	23.4800	1/2/18
	4/1/08	66,500	66,500	19.1200	4/1/18
	4/1/08					7,600	154,432
	4/6/09		164,077	11.8500	4/6/19
	4/6/09					18,757	381,142
	4/5/10		111,430	16.6700	4/5/20
	4/5/10					18,220	370,230
	4/5/10							18,220	370,230

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date (4)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Thomas J. Mullin	9/26/01	100,000		10.2500	9/26/11
	4/2/03	59,000		11.7950	4/2/13
	4/3/03	60,000		11.7500	4/3/13
	4/6/04	60,000		16.6300	4/6/14
	12/23/04	40,000		23.0200	12/23/14
	4/7/05	38,000		27.2350	4/7/15
	4/5/06	30,000		25.8800	4/5/16
	4/5/06	60,200		25.8800	4/5/16
	4/3/07	87,675	29,225	20.7900	4/3/17
	4/3/07	36,563	12,187	20.7900	4/3/17
	4/18/07	12,188	4,062	22.2700	4/18/17
	1/2/08	22,500	7,500	23.4800	1/2/18
	4/1/08	65,450	65,450	19.1200	4/1/18
	4/1/08					7,500	152,400
	4/6/09	53,828	161,482	11.8500	4/6/19
	4/6/09					18,457	375,046
	4/5/10		109,670	16.6700	4/5/20
	4/5/10					17,930	364,338
	4/5/10							17,930	364,338

(1)	Options granted prior to April 18, 2007 relate to Class A Stock. Options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all option awards set forth in the table that were not fully vested on February 28, 2011 is 25% per year at each of the first four annual anniversaries of the grant date. In addition, all such options would vest upon a named executive officer’s retirement (which requires the executive to be 60 years of age and have 10 years of service with us), death or disability or upon a change-in-control of the Company.

(2)	Unvested restricted stock awards are reflected in the first two columns of this section, while unvested PSUs are reflected in the final two columns. The vesting schedule for all restricted stock awards is 25% per year at each of the first four annual anniversaries of May 1 in the year of grant (for example, a restricted stock award granted on April 5, 2010 will vest 25% per year at each of the first four annual anniversaries of May 1, 2010). The vesting schedule for the PSU awards is ultimately based upon our earnings per share (EPS) target results for fiscal 2013. To receive a payout of any award, a named executive officer must generally remain in continuous employment with us until May 1, 2013. In addition, these PSU awards also provided for the opportunity to earn an interim award if we met a certain EPS target for fiscal 2011 (and if the named executive officer remained in continuous employment with us until May 1, 2011). As our EPS for fiscal 2011 exceeded the interim target, each named executive officer earned a payout of 50% of his target PSU award on May 1, 2011. These PSUs are nevertheless reflected in the table because they remained unearned at the end of fiscal 2011.

(3)	The exercise price of an option, whether it relates to Class A Stock or Class 1 Stock, is the closing price for a share of Class A Stock on the grant date. (The information in this table reflects, where applicable, the effects of subsequent stock splits effectuated through stock dividends.) Since October 12, 1999, Class A Stock has traded on the New York Stock Exchange.

(4)	All option awards set forth in the table were granted with ten-year terms.

(5)	These amounts are based upon the closing price of $20.32 for a share of Class A Stock on the New York Stock Exchange on February 28, 2011.

(6)	These amounts represent the target number of PSUs granted to the named executive officer during fiscal 2011. Based on our EPS for fiscal 2011 and their continued employment with us until May 1, 2011, each named executive officer has received an interim payout equal to 50% of this amount. The final payout, if any, for the PSUs granted to the named executive officers during fiscal 2011 will be determined based on our EPS for fiscal 2013 (and whether the named executive officers remain in continuous employment with us until May 1, 2013), and any final payout may be less (or more) than the amount reflected in this column. In addition, the PSUs would vest at target level in the event of a named executive officer’s death or disability or upon a change-in-control of the Company.

Option Exercises and Stock Vested in Fiscal 2011

The following table presents information concerning stock option exercises and shares of stock acquired upon vesting of restricted stock awards by each of the named executive officers in fiscal 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Sands	428,800	4,289,142	37,425	683,755
Richard Sands	503,200	5,023,790	38,550	704,309
Robert Ryder	59,923	549,365	11,025	201,427
W. Keith Wilson	255,568	1,897,169	10,053	183,668
Thomas J. Mullin	62,400	640,767	9,903	180,928

(1)	These amounts reflect the aggregate of the differences between the exercise price of the option and the market price of a share of Class A Stock at the time of exercise for each option exercise by a named executive officer in fiscal 2011.

(2)	For each named executive officer, these amounts are based upon the closing price of $18.27 for a share of Class A Stock on the New York Stock Exchange on April 30, 2010 (being the last trading day prior to the vesting date of May 1, 2010).

Retirement Benefits

We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. This plan allows us to make tax-favored retirement savings available to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan in an array of third-party managed investment options as selected by plan fiduciaries from time to time or through a self-directed brokerage account. All participants are 100% vested in their contributions, the annual contributions made by us, and any earnings on these contributions. Our matching contributions and supplemental profit sharing contributions and the earnings on those amounts vest at the rate of 20% a year at the end of each year of service until the participant is 100% vested.

Based on its analysis of our fiscal 2011 performance, the Human Resources Committee awarded supplemental profit sharing contributions for fiscal 2011. In particular, the Company awarded a 6.76% supplemental profit sharing contribution to eligible participants, including all of the named executive officers. See footnote (4) to the Summary Compensation Table above for additional information about our contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to our 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, also are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a nonqualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which employees, including named executive officers, may have balances but to which no further contributions will be made), are designed to provide participants with the benefit of our annual contributions and supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to IRS limitations. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code.

Once a year, participants may choose to direct the investment of their accounts under the plans in an array of third-party managed investment options that are similar to those offered under our 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of our matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan. Accounts are distributed in a single lump sum upon a separation from service and in accordance with Section 409A.

For each of fiscal 2011, fiscal 2010, and fiscal 2009, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the eligible named executive officers, a sum equal to the amount of our annual contribution and the supplemental profit sharing contribution that a participant would have otherwise received on the portion of his or her salary that exceeded the applicable IRS limits. Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan. See footnote (4) to the Summary Compensation Table above for information about our contributions to the accounts of named executive officers during fiscal 2011, and see the table below for additional information.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Robert Sands	49,723	128,130	—	711,044
Richard Sands	51,647	155,140	—	875,141
Robert Ryder	17,145	5,440	—	33,800
W. Keith Wilson	14,408	11,246	—	90,226
Thomas J. Mullin	13,956	22,928	—	164,968

(1)	These amounts reflect our contributions credited to the account of each named executive officer in fiscal 2011 for fiscal 2010 under the 2005 Supplemental Executive Retirement Plan. All of these amounts are reflected in the Summary Compensation Table for fiscal 2011.

(2)	These amounts represent the aggregate earnings during fiscal 2011 on the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. None of these amounts are reflected in the Summary Compensation Table.

(3)	These amounts represent the fiscal 2011 year end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Executive Retirement Plan and, if applicable, our predecessor plan. The following portions of these amounts were reflected in our Summary Compensation Tables in previous years: Robert Sands – $397,001; Richard Sands – $496,944; Robert Ryder – $9,516; W. Keith Wilson – $11,968; and Thomas J. Mullin – $40,552.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We entered into employment agreements with each of our named executive officers in May 2008. The term of these agreements expired on February 28, 2011, at which time they were automatically renewed for an additional one year period. Each agreement will continue to renew for successive one year periods unless we provide at least 180 days notice of a decision not to renew such agreement. These agreements provide for an initial annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The following table presents the minimum annual base salary levels set forth in the employment agreements for the named executive officers:

Name	Minimum Base Salary
Robert Sands	$1,081,500
Richard Sands	$1,114,048
Robert Ryder	$ 530,400
W. Keith Wilson	$ 484,100
Thomas J. Mullin	$ 476,451

Actual fiscal 2011 salaries for the named executive officers are set forth above in the Summary Compensation Table. The employment agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment.

The employment agreements with our named executive officers provide the following benefits in the event an executive’s employment terminates upon the expiration of the agreement or if the executive’s employment terminates during the term of the agreement due to death, due to disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), due to retirement (which requires an executive to be at least 60 years of age and have 10 years of service), is terminated by the executive for “good reason” (as defined in the agreement), or is terminated by us for any reason other than “for cause” (as defined in the agreement):

•	in the case of Robert Sands and Richard Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•	in the case of all other named executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;

•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Robert Sands and Richard Sands or 24 months in the case of the other named executive officers;

•	outplacement services for a period of up to 18 months;

•

in the case of Robert Sands and Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, each for a period of three (3) years following termination;

•

in the case of all other named executive officers, automobile allowance payments and continued participation in our annual product allowance program, each for a period of two (2) years following termination; and

•	payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Section 4999 of the Internal Revenue Code on a grossed-up basis.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Robert Sands and Richard Sands or two years in the case of the other executives. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Robert Sands or Richard Sands and for a period of 12 months after termination in the case of other executives, from seeking to induce our employees to leave employment with us.

Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity.

In October 2010, we revised our form of executive employment agreement for new executive officers based on a review conducted by our Human Resources Committee with the assistance of its compensation consultant. While we did not revise the existing agreements with our named executive officers, we did enter into a revised form of executive employment agreement with our newest executive officer (who is not a named executive officer) in November 2010.

Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits.”

Termination or Change-in-Control

The following information describes and quantifies certain compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2011, based on the terms and conditions of our agreements, plans, and arrangements. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as our 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life insurance program, medical, dental and vision benefits, and disability benefits.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits. As of February 28, 2011, no named executive officer was eligible for retirement as that term is defined in our executive employment agreement and Long-Term Stock Incentive Plan. Richard Sands, W. Keith Wilson and Thomas J. Mullin will each become retirement eligible during fiscal 2012.

Severance Benefits. The severance benefits contained in the employment arrangements for named executive officers are described above in the Compensation Discussion and Analysis under the heading “Other Benefits” and subheading “Severance Benefits” and in the “Employment Agreements” subsection immediately above. The following chart presents information concerning the severance payments each named executive officer would have received if that executive had qualified for benefits under his respective employment agreement in connection with a termination of employment as of February 28, 2011:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement Services ($)(5)	Estimated Tax Gross-Ups ($)(6)	Total ($)
Robert Sands	8,191,218	49,994	486,193	30,000	40,000	—	8,797,405
Richard Sands	8,289,051	58,181	1,169,410	30,000	40,000	—	9,586,642
Robert Ryder	2,024,300	33,764	19,200	10,000	40,000	—	2,127,264
W. Keith Wilson	1,847,652	35,102	19,200	10,000	40,000	—	1,951,954
Thomas J. Mullin	1,818,459	2,445	19,200	10,000	40,000	—	1,890,104

(1)	For Robert Sands and Richard Sands, these amounts represent (i) three times the base salary in effect on February 28, 2011 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2011). For the other named executive officers, these amounts represent (i) two times the base salary in effect on February 28, 2011 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2011).

(2)	For Robert Sands and Richard Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2011 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2011 for a period of 24 months.

(3)	For Robert Sands and Richard Sands, these amounts represent the estimated aggregate incremental cost of continued personal use of our aircraft for three years (when not needed by us for business purposes) at comparable levels to that provided over the three year period prior to February 28, 2011 (including fiscal 2011). For the other named executive officers, these amounts represent the total of 24 monthly cash payments pursuant to our automobile allowance program as in effect on February 28, 2011.

(4)	For Robert Sands and Richard Sands, these amounts represent the value of continued participation in our annual product allowance program as in effect on February 28, 2011 for a period of three years. For the other named executive officers, these amounts represent the value of continued participation in our annual product allowance program as in effect on February 28, 2011 for a period of two years.

(5)	For the named executive officers, these amounts represent the estimated cost to us for providing an executive with 18 months of outplacement services.

(6)	We do not believe that any tax gross-ups would have been incurred in connection with a termination of the employment of any named executive officer on February 28, 2011 whether or not due to a change-in-control.

Equity Awards. The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards at February 28, 2011 table. We made each of those awards pursuant to our Long-Term Stock Incentive Plan. In accordance with that plan, no accelerated vesting of options, restricted stock or PSUs would have occurred as of February 28, 2011 in the event of a voluntary termination by a named executive officer or an involuntary termination by us, whether with or without cause. In each of these instances, a participant, including any named executive officer, would (i) forfeit any unvested restricted stock and PSUs and (ii) would have either 30 days from termination for option grants made prior to July 17, 2008 or 90 days from termination for option grants made on or after July 17, 2008 to exercise vested option awards (or, if earlier, until the option’s expiration date). However, in the event of death, disability or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested options of a plan participant, including any named executive officer, would then vest and remain exercisable for one year from such event (or, if earlier, until the option’s expiration date). In the event of death or disability (but not retirement) of a participant, any unvested restricted stock and the target number of PSUs of a plan participant would also vest. Generally, unvested options, restricted stock and the target number of PSUs will also vest under the plan in the event of a change-in-control.

The values of (i) unvested in-the-money stock options, (ii) restricted stock, and (iii) the target award under the unvested PSUs held by each of the named executive officers as of February 28, 2011 (based on the New York Stock Exchange closing price of $20.32 for a share of Class A Stock on February 28, 2011) were as follows:

Name	Unvested In-the-Money Stock Options	Restricted Stock	Unvested PSUs at Target
Robert Sands	$5,895,532	$3,372,206	$1,378,306
Richard Sands	$6,796,516	$2,053,844	—
Robert Ryder	$2,055,675	$992,835	$405,587
W. Keith Wilson	$1,876,252	$905,805	$370,230
Thomas J. Mullin	$1,846,588	$891,784	$364,338

Annual Management Incentive Plan Payments. Our Annual Management Incentive Plan is described above in the Compensation Discussion and Analysis under the heading “Short-Term Cash Bonus Awards” and subheading “Annual Management Incentive Plan — Fiscal 2011.” The fiscal 2011 award program adopted under the plan provided that, in the event a named executive officer’s employment terminated for any reason prior to the end of the fiscal year, the executive would forfeit all rights to an award under the plan for that year. Since February 28, 2011 was the end of our fiscal year however, a named executive officer whose employment terminated for any reason as of that date could receive an annual payment for fiscal 2011 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2011 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2011, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective supplemental executive retirement plan account balance set forth above in the table included under the heading “Nonqualified Deferred Compensation.” In addition, because February 28, 2011 was the end of our fiscal year, each named executive officer would also have received a contribution from us to his 2005 Supplemental Executive Retirement Plan account as approved by the Human Resources Committee in April 2011. These contribution amounts were as follows:

• Robert Sands	$86,342
• Richard Sands	$86,994
• Robert Ryder	$30,160
• W. Keith Wilson	$25,440
• Thomas J. Mullin	$24,660

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments under the 2005 Supplemental Executive Retirement Plan would be made in compliance with Section 409A of the Internal Revenue Code, usually six months after termination. The plans would automatically terminate, all participant accounts would vest, and we would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans. The aggregate account balance for each named executive officer as of February 28, 2011 is set forth above under the heading “Nonqualified Deferred Compensation.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Robert Sands is President and Chairman of the Board of The New York State Wine and Culinary Center, Inc. (the “NYWCC”), a registered New York charity located in Canandaigua, New York. In April 2010, we donated $100,000 to the NYWCC. In March 2011, we made a $200,000 pledge to the NYWCC payable over a period of four years. From time to time, we use the NYWCC for business meetings or other functions. We pay the NYWCC at not more than its standard rates for these services. During fiscal 2011, we paid the NYWCC approximately $63,150 for such services. Throughout the course of the year, various employees also volunteer at the NYWCC or serve as uncompensated directors or officers of the NYWCC.

By an agreement dated December 20, 1990, we entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the agreement, in prior years we paid the annual premium on an insurance policy held in the trust, and the trust has reimbursed us for the portion of the premium equal to the “economic benefit” to Marvin and/or Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The policy is a joint life policy payable upon the death of Marilyn Sands, as the survivor of the two insureds, with a face value (including paid up additional insurance) of approximately $7.8 million as of February 28, 2011. Pursuant to the terms of the trust, Robert Sands (in his individual capacity), Richard Sands and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the policy (after the repayment of the indebtedness to us out of such proceeds as described below) if they survive Marilyn Sands. While we have made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002, we paid aggregate premiums, net of reimbursements, of approximately $2.4 million. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to us and is secured by a collateral assignment of the policy. As of February 28, 2011, the net death benefit under the policy was approximately $3.9 million. Upon the termination of the agreement, whether by the death of Marilyn Sands or earlier cancellation, we are entitled to be repaid by the trust the amount of indebtedness outstanding at that time.

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of our directors and executive officers to notify the General Counsel promptly and, wherever possible, in advance of the occurrence of any potential related person transaction in which such director or executive officer is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Regulation S-K Item 404(a) are presented to the Corporate Governance Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy with respect to that transaction.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of fiscal 2011 that has not been pre-approved or ratified pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A Stock, Class B Stock or Class 1 Stock. Executive officers, directors and greater than 10% stockholders are required to furnish us with copies of all such reports they file. Based solely upon review of copies of such reports furnished to us and related information, we believe that all such filing requirements for fiscal 2011 were complied with in a timely fashion.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

The Board has nominated eight (8) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Jeremy S.G. (Jerry) Fowden, Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Richard Sands, Robert Sands, Paul L. Smith, and Mark Zupan, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the eight nominees, Jeananne K. Hauswald and Paul L. Smith have been designated as the two (2) nominees to be elected by the holders of Class A Stock, voting as a separate class. The remaining six (6) nominees are to be elected by the holders of Class A Stock and Class B Stock, voting as a single class. Accordingly, the holders of Class A Stock are entitled to vote with respect to all eight (8) nominees (i.e., the two (2) nominees to be elected solely by holders of Class A Stock and the six (6) nominees to be elected by the holders of Class A Stock and Class B Stock), and the holders of Class B Stock are entitled to vote with respect to only the six (6) nominees to be elected by the holders of Class A Stock and Class B Stock.

Each of these nominees was recommended to the Board by the Corporate Governance Committee. In making its recommendation, the Corporate Governance Committee considered (i) the experience, qualifications, attributes and skills of each nominee as set forth in the biographies below, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by the holders of Class A Stock and which director nominees should be presented for election by the holders of Class A Stock and Class B Stock voting as a single class. Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of June 3, 2011.

Jerry Fowden	Director since 2010

Mr. Fowden, age 54, has served as Chief Executive Officer of Cott Corporation, a private label non-alcoholic beverage manufacturer, since February 2009 and as a member of Cott’s Board of Directors since March 2009. Prior to that, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, a beverage alcohol company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. During the past five years, Mr. Fowden also served as a director of Chesapeake Corporation (now known as Canal Corporation). Mr. Fowden is a current chief executive officer of a public company and brings to the Board his extensive experience in executive leadership, the beverage industry, and international operations.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 56, has served as Chief Financial Officer of Hospitalists Now, Inc., a technology-enabled health care services company, since June 2010. Prior to that, Mr. Fromberg was Chief Financial Officer of Goodman Networks, Inc., a telecommunications services company, from March 2010 through May 2010. Mr. Fromberg served as Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services, and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant. Mr. Fromberg has not served as a director of any other public company during the past five years. Mr. Fromberg brings to the Board extensive accounting, audit and financial reporting expertise, having served as chief financial officer of a public corporation as well as having held senior financial and leadership roles at a variety of public and private corporations over the course of his career.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 67, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice

President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation and has not served as a director of any other public company during the past five years. Ms. Hauswald brings to the Board extensive experience in the areas of human resource management, corporate finance, as well as substantial knowledge of the international beverage alcohol industry.

James A. Locke III	Director since 1983

Mr. Locke, age 69, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the Company and its management since the Company first became a public company, including his years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 60, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007, as Chief Operating Officer from May 1986 to October 1993, as President from May 1986 to December 2002, and as Executive Vice President from 1982 to May 1986. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Robert Sands, the Chief Executive Officer, and a son of the Company’s founder, the late Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on his more than 30-year career, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company’s management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands	Director since 1990

Mr. Sands, age 52, is President and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in July 2007 and was appointed President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. Mr. Sands has not served as a director of any other public company during the past five years. Mr. Sands is the brother of Richard Sands, the Chairman of the Board, and a son of the Company’s founder, the late Marvin Sands. He is also a significant stockholder of the Company. Mr. Sands brings to the Board over 20 years of experience in a variety of legal, operational and management roles at the Company, including approximately four years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Paul L. Smith	Director since 1997

Mr. Smith, age 75, retired from Eastman Kodak Company in 1993 after working there for 35 years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council. Mr. Smith currently serves on the Board of Directors of Home Properties, Inc. and has not served as a director of any other public company during the past five years. As a former chief financial officer of an international company, Mr. Smith brings to the Board extensive accounting, audit and financial reporting expertise that is complemented by his extensive experience serving as a director of public companies, including more than ten years of service on our Board.

Mark Zupan, Ph.D.	Director since 2007

Mr. Zupan, age 51, is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. He has held this position since January 2004. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master degree programs. Mr. Zupan serves as a member of the Board of Directors of PAETEC Holding Corp. and has not served as a director of any other public company during the past five years. Mr. Zupan brings to the Board an in-depth knowledge of economics, significant leadership experience having served as dean at two prestigious business schools, and a high level of financial literacy.

See also information under the headings “Certain Relationships and Related Transactions” above and “The Board of Directors and Committees of the Board” below. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes compensation in the form of cash, restricted stock, and stock options.

The cash component of non-management director compensation currently consists of (i) an annual retainer of $60,000, payable in quarterly installments of $15,000, (ii) a Board meeting fee of $2,500 for each Board meeting attended, (iii) a committee meeting fee of $1,500 for each meeting attended, and (iv) an annual fee of $12,000 (payable in quarterly installments of $3,000) to the Chair of the Audit Committee and an annual fee of $9,000 (payable in quarterly installments of $2,250) to the Chairs of each of the Human Resources Committee and the Corporate Governance Committee.

Equity awards are another element of non-management director compensation. Equity awards in the form of stock options, stock appreciation rights, restricted stock, and other stock-based awards are available for grant under our Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. Under our current compensation program for non-management directors, (i) the annual stock option grant is not to exceed the number of option shares for Class 1 Stock obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant and (ii) the annual restricted stock award is not to exceed the number of restricted shares obtained by dividing the sum of $60,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant the vesting provisions for that grant, historically the stock option grants vest six (6) months following the date of grant and the restricted stock awards vest one (1) year following the date of grant.

Consistent with this compensation program, on July 22, 2010 we awarded a stock option to purchase up to 8,298 shares of Class 1 Stock to each non-management director who then served on the Board. These awards reflected an exercise price of $16.87 per share and an exercise period of January 22, 2011 through July 22, 2020. In addition, on July 22, 2010 each non-management director who then served on the Board also received 3,556 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $16.87 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 22, 2011 or earlier in the event a director dies or becomes disabled, we undergo a change-in-control, or the director’s term expires without him or her being renominated other than for cause.

When Jerry Fowden joined the Board in May 2010, he received a prorated portion of the July 23, 2009 annual retainer, option grant and restricted stock award for the period from his appointment to the Board through the end of July 2010. Specifically, on May 1, 2010 Mr. Fowden received a prorated annual cash retainer of $15,000, a stock option grant to purchase up to 1,915 shares of Class 1 Stock at an exercise price of $18.27 per share and with an exercise period of November 1, 2010 through May 1, 2020, and 821 restricted shares of Class A Stock, which vested on May 1, 2011.

We reimburse our directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. We also provide our directors with complimentary products having a value of up to $5,000 per year.

Our current non-management directors are Jerry Fowden, Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Paul L. Smith, and Mark Zupan. The remaining two directors, Robert Sands and Richard Sands, who are also employees of the Company, receive no additional compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting at which time the compensation paid to directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors. That committee engaged Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist with its review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation during fiscal 2011. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, the Executive Vice President and General Counsel, and the Executive Vice President and Chief Human Resources and Administrative Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerry Fowden (4)	67,000	74,990	64,926	—	206,916
Barry A. Fromberg	87,000	59,990	51,565	—	198,555
Jeananne K. Hauswald	96,000	59,990	51,565	—	207,555
James A. Locke III	94,500	59,990	51,565	—	206,055
Paul L. Smith	103,500	59,990	51,565	—	215,055
Peter H. Soderberg (5)	34,500	—	—	—	34,500
Mark Zupan	87,000	59,990	51,565	—	198,555

(1)	These amounts represent the full grant date fair value of awards of restricted stock granted in fiscal 2011. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the directors. The aggregate number of shares of unvested restricted stock held at the end of fiscal 2011 by each director was 3,556, with the exceptions of Mr. Fowden, who held 4,377 unvested restricted shares, and Mr. Soderberg, who held no unvested restricted shares.

(2)	These amounts represent the full grant date fair value of awards of stock options granted in fiscal 2011. This represents the aggregate amount that we expected to expense for such grants in accordance with FASB ASC Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 17 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended February 28, 2011. All fiscal 2011 option awards to directors fully vested during fiscal 2011, and we completely expensed these awards during fiscal 2011. These amounts reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the directors. The aggregate number of shares subject to option awards outstanding at the end of fiscal 2011 for each non-management director was: Mr. Fowden – 10,213; Mr. Fromberg – 35,220; Ms. Hauswald – 57,046; Mr. Locke – 69,046; Mr. Smith – 40,532; Mr. Soderberg – 13,858; and Mr. Zupan – 29,804.

(3)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2011 was less than $10,000.

(4)	Mr. Fowden joined the Board on May 1, 2010.

(5)	Mr. Soderberg left the Board at the end of his term on July 22, 2010.

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2011, Jeananne K. Hauswald served as Chairperson of the Human Resources Committee of the Board. Jerry Fowden has served as a member of the Human Resources Committee since May 1, 2010. Peter H. Soderberg served as a member of the Human Resources Committee during fiscal 2011 until his term ended on July 22, 2010. None of these individuals are or have ever been officers or employees of the Company. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during fiscal 2011.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards,

which were most recently revised on October 5, 2010, are designed to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines including the categorical standards are available on our website at www.cbrands.com/investors/corporate-governance. (No information contained on our website, however, is made a part of this Proxy Statement.)

The Board has affirmatively determined that each current member of the Board, other than Robert Sands and Richard Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Robert Sands and Richard Sands, is independent, and a majority of the members of the current Board are independent. The Board also previously determined, during Mr. Soderberg’s term on the Board (which ended on July 22, 2010), that Mr. Soderberg met the same standards and qualified as an independent director. As part of its oversight of director independence, the Board has considered the following relationships. Mr. Locke serves as Senior Counsel to our principal outside counsel, Nixon Peabody LLP, and as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc. (“CMAC”). CMAC is a registered New York charity to which we make payments for naming rights and for food and entertainment at CMAC events and for which various of our employees serve as uncompensated officers or directors or otherwise volunteer their time. In the past, we have also made donations to this charity. After the conclusion of fiscal 2011, one of our subsidiaries entered into an arm’s length agreement with Cott Corporation, where Mr. Fowden serves as Chief Executive Officer, in order to acquire packaging services for a new product. These relationships are not considered to be material relationships that would impair a director’s independence under our categorical standards of independence.

Our Board of Directors’ Corporate Governance Guidelines provide that there is no pre-determined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether or not the Chairman of the Board should be a non-management director. If the Chief Executive Officer serves as Chairman of the Board or if there is a separate Chairman of the Board who is also a member of management, our Corporate Governance Guidelines provide for the designation of one of the independent directors as lead director. The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors) and, as required, facilitates communication between other members of the Board and the Chairman of the Board or the Chief Executive Officer. Since our Chairman of the Board, Richard Sands, serves as a member of management, a lead director has been designated. Currently, James A. Locke III serves in this capacity. Our Corporate Governance Guidelines provide that, unless there are special circumstances, an individual will serve as lead director for no more than three consecutive years. Based on the Board’s determination that such circumstances exist, Mr. Locke is currently serving in his fourth consecutive term as lead director. We believe this structure is appropriate as it provides us with a Chairman who is a significant stockholder and has provided more than 30 years of service to us, including over 13 years of service as Chief Executive Officer; a current Chief Executive Officer who is also a significant stockholder and has provided more than 20 years of service to us in a variety of roles, including approximately four years of service as Chief Executive Officer; as well as an independent lead director to oversee executive sessions of the Board and to facilitate communications as necessary among management and non-management directors.

The Board held six (6) meetings during fiscal 2011. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange’s listing standards, the Securities and Exchange Commission, and the categorical standards of independence contained within our Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on our website at www.cbrands.com/investors/corporate-governance.

During fiscal 2011, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. Our directors are encouraged to attend each Annual Meeting of Stockholders, and all directors attended our 2010 Annual Meeting of Stockholders (other than Mr. Soderberg who was not standing for re-election to the Board).

Audit Committee. The Audit Committee is a standing committee currently composed of Paul L. Smith (Chair), Barry A. Fromberg and Mark Zupan, each of whom the Board has determined is (i) independent (as independence is determined for audit committee members under New York Stock Exchange listing standards) and (ii) an audit committee financial expert. Mr. Zupan’s relevant experience includes serving as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester and as a member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees” above. No committee member simultaneously serves on the audit committees of more than two other public companies. This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls and financial reporting practices. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors and independent registered public accounting firm. The Audit Committee held eight (8) meetings during fiscal 2011.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of James A. Locke III (Chair), Jeananne K. Hauswald and Paul L. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each annual meeting of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board with regard to compensation for the non-management directors. This committee held three (3) meetings during fiscal 2011.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee. A third-party search firm identified Jerry Fowden as a potential director candidate. Mr. Fowden’s qualifications were subsequently reviewed by the Corporate Governance Committee with the assistance of the search firm, and Mr. Fowden was appointed to the Board effective May 1, 2010 based in part on the recommendation of the Corporate Governance Committee. Mr. Fowden was subsequently elected to the Board by stockholders at the 2010 Annual Meeting.

The Corporate Governance Committee will consider nominations by our stockholders. Nominations by stockholders must include sufficient biographical information so that the committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

Pursuant to our Board of Directors’ Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance Committee assists the Board by recommending prospective director candidates who it believes will enhance the overall diversity of the Board.

To be considered for nomination at the 2012 Annual Meeting of Stockholders, stockholder submissions for nomination should be received in writing at our offices, to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 14, 2012. Potential nominees recommended by a stockholder in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Jeananne K. Hauswald (Chair) and Jerry Fowden. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of our executives, including the Chief Executive Officer, and has engaged a third-party consultant, Towers Watson, to assist the committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters and the management of human resources capital; and our procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee presently administers our Long-Term Stock Incentive Plan, Annual Management Incentive Plan and 1989 Employee Stock Purchase Plan, and reviews our senior management development and succession plans as well as other important human resources issues. As described above in the Compensation Discussion and Analysis under the heading “Long-Term Equity-Based Incentive Awards” and subheading “Equity Award Granting Practices,” the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards in certain circumstances. This committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in our applicable filings. The Human Resources Committee held five (5) meetings during fiscal 2011.

Risk Oversight. The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction as well as operations of our business units and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, units and functions on a macro level. In addition, each Board committee addresses the risks specific to the function of that committee. In particular, the Board committees address the following risks:

•	As part of its oversight responsibilities, the Audit Committee reviews and assesses our major financial risk exposures and the manner in which such risks are being monitored and controlled.

•

As part of its oversight of executive compensation matters, the Human Resources Committee considers whether our executive or other compensation programs and practices give rise to significant risks to us. In April 2011, this committee received a report from its compensation consultant analyzing our executive compensation programs for potential risks created by such programs. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the human resources, legal and internal audit departments. This committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us.

•

As part of its activities, the Corporate Governance Committee oversees risks related to our governance structure and processes as well as potential risks arising from related person transactions and our processes for mitigating such risks.

We have created a management committee named the Risk Management Oversight Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including operations, internal audit, finance, accounting, legal and human resources. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Risk Management Oversight Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Consultants. As discussed in the Compensation Discussion and Analysis and under the subheading “Human Resources Committee” above, the Human Resources Committee directly engaged a compensation consultant, Towers Watson, to assist with its review and analysis of executive compensation matters during fiscal 2011. The scope of services performed generally consisted of the following:

•	A peer group review;
•	An executive employment agreement review;
•	An incentive plan design review;
•	A review of Chairman of the Board compensation;
•	A competitive review of executive compensation;
•	A pay for performance review;
•	An assessment of the difficulty of performance goals;
•	A compensation risk assessment;
•	A review of the Compensation Discussion and Analysis;
•	Participation at Human Resources Committee meetings; and
•	Periodic updates concerning executive compensation regulations and trends.

During fiscal 2011, Towers Watson did not provide us with any significant additional services.

As discussed under the heading “Director Compensation” above, the Corporate Governance Committee engaged a consultant, Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist with its review and recommendation of non-management director compensation awards in July 2010. The agreement provided that Mercer’s responsibilities would consist of the following:

•	Review the structure and compensation opportunities provided under the non-management director total compensation program using our peer group;
•	Include in its review:
°	Retainer (both cash and equity),
°	Board meeting fees,
°	Committee chair retainers,
°	Committee meeting fees,
°	Committee meeting retainers, and
°	Equity grants (initial and ongoing);
•	Provide recommendations for changes in non-management director compensation based on Mercer’s analysis and trends in director compensation;
•	Prepare a report summarizing findings and recommendations for discussion with the Company; and
•	As needed, present its findings and recommendations to the Corporate Governance Committee.

During fiscal 2011, we paid Mercer $20,552 for these services. In addition to providing us with advice on the non-management director compensation matters, Mercer and its affiliates in the Marsh & McLennan Companies, Inc. organization provided additional services to us consisting primarily of the provision of general compensation market data for use in non-executive compensation matters, administrative and actuarial services related to our domestic and international retirement plans, and insurance brokerage, loss control and casualty actuarial services. We (and our retirement plan participants) paid Mercer and its affiliates in the Marsh & McLennan Companies, Inc. organization approximately $2.2 million for these additional services during fiscal 2011. These additional services were approved by management in the normal course of business during the year and were not reviewed or approved by the Board or any committee of the Board.

For fiscal 2012, Towers Watson will assist the Corporate Governance Committee in its review and recommendation of non-management director compensation awards.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the fiscal year ended February 28, 2011, the Audit Committee met, reviewed and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP, with respect to the fiscal year ended February 28, 2011, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (AICPA, Professional Standards, Vol. 1, Codification of Statements on Auditing Standards AU §380), “Communications with the Audit Committee,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

Paul L. Smith (Chair)

Barry A. Fromberg

Mark Zupan

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two (2) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class A Stock and Class B Stock voting together as a single class is required for the election of the six (6) directors to be elected by the holders of Class A Stock and Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR ALL” nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR ALL of the nominees for whom you are entitled to vote.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 5, 2011, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2012. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended February 28, 2011	Fiscal Year Ended February 28, 2010
Audit Fees	$4,604,116	$4,621,984
Audit-Related Fees	$179,337	$203,905
Tax Fees	$124,798	$74,545
All Other Fees	—	$15,000

Total	$4,908,251	$4,915,434

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K, annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the indicated fiscal year, statutory audits of certain of our subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Audit-Related Fees. These amounts relate to professional services for various employee benefit plan audits, due diligence reviews and other procedures performed in connection with business transactions, a process review of a systems project to be implemented in a future fiscal year, and audit-related projects in the U.S. and a foreign jurisdiction.

Tax Fees. These amounts relate to professional services for tax compliance, tax advice and tax planning.

All Other Fees. These amounts relate to professional services provided for a data gathering and analysis project related to one of our equity method investments.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal years ended February 28, 2011 and February 28, 2010 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related Securities and Exchange Commission rules require us to obtain an advisory vote from our stockholders on the compensation of our named executive officers as disclosed in this Proxy Statement, which is often referred to as a “say-on-pay” vote.

As described above in the Compensation Discussion and Analysis, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. Overall, we feel our executive compensation program has provided the intended results. We believe our compensation is market competitive and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

At the Meeting, we will propose that our stockholders adopt the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is non-binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve, on an advisory basis, the compensation of its named executive officers and, accordingly, recommends that you vote FOR Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act and related Securities and Exchange Commission rules, we are asking our stockholders to vote, on an advisory basis, for their preference regarding the frequency of future advisory votes on the compensation of our named executive officers. Specifically, stockholders may vote on whether the advisory vote on the compensation of our named executive officers should occur every one, two or three years.

The Board has given consideration to the preferred frequency of the advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of available options, the Board recommends that stockholders vote in favor of holding the advisory vote on the compensation of our named executive officers every year. An annual advisory vote would provide the Board with consistent feedback from our stockholders on this important matter.

When voting on this proposal, stockholders should understand that they are not voting “for” or “against” the recommendation of the Board to hold the advisory vote every year. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter.

The option that receives the most votes from stockholders will be the frequency of the advisory vote on the compensation of our named executive officers that stockholders recommend. Although this advisory vote is not binding, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

With respect to this advisory vote, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends a vote for the option of ONE YEAR as the preferred frequency of future advisory votes on executive compensation. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted for the option of ONE YEAR as the preferred frequency.

PROPOSAL 5 — STOCKHOLDER PROPOSAL

Mr. Kenneth Steiner of 14 Stoner Avenue, 2M, Great Neck, New York 11021, who has indicated that he owns 1,100 shares of our stock, has given notice that he or his designee intends to make the following stockholder proposal at the Meeting. The Board recommends that you vote AGAINST the stockholder proposal. In accordance with applicable regulations, we include this stockholder proposal and supporting statement in the form proposed by Mr. Steiner:

“Equal Shareholder Voting

RESOLVED: Shareholders request that our Board take steps to adopt a plan for all of our company’s outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares not owned by the general public have super-sized voting power with 10-votes per share compared to one-vote per share for stock publicly-owned.

The danger of giving disproportionate power to insiders is illustrated by Adelphia Communications. Adelphia’s dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.” See Securities and Exchange Commission Litigation Release No. 17627 (July 24, 2002).

The SEC alleged that Adelphia fraudulently excluded more than $2 billion in bank debt from its financial statements and concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20 to 79¢ in two-years.

With stock having 10-times more voting power our company takes our public shareholder money but does not let us have an equal voice in our company’s management. This includes the shareholder money of more than 300 institutional investors. Without a voice shareholders with large investments, such as institutional investors, cannot hold management accountable.

The merit of this Equal Shareholder Voting proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status.

Please encourage our board to respond positively to this proposal for Equal Shareholder Voting — Yes on 5.”

We oppose this proposal because we do not believe it is in the best interests of the Company or its stockholders.

The Company was organized in 1972, as the successor to a business founded in 1945 by Marvin Sands, and has grown into the leading premium wine company in the world. During their more than 65-year history with the Company and its predecessor, the Sands family has aptly demonstrated their commitment to the success of the Company and its stockholders, and the founder’s sons, Richard Sands and Robert Sands, continue to serve in key positions.

Our basic dual class capital structure, consisting of both Class A Stock and Class B Stock, dates back to 1986 and was approved by our stockholders at that time. Both classes of stock currently trade on the New York Stock Exchange, and since 1986 every stockholder and potential stockholder has been afforded a full opportunity to learn about the dual class capital structure before deciding whether or not to purchase shares of the Company.

We operate our business in accordance with applicable governance requirements, including those of the New York Stock Exchange. Other than Richard Sands and Robert Sands, each member of the Board qualifies as an independent director. In accordance with their fiduciary duties, our directors carry out their responsibilities in the manner they believe to be in the best interests of the Company and its stockholders.

The adoption of the stockholder proposal requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that you vote AGAINST Proposal 5. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted AGAINST such proposal.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in our Proxy Statement to be issued in connection with our 2012 Annual Meeting of Stockholders, such proposal must be received by us no later than February 14, 2012. Nominations for directors submitted by stockholders must also be received no later than February 14, 2012.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 which a stockholder intends to bring forth at our 2012 Annual Meeting of Stockholders will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and our by-laws if it is received by us after February 14, 2012.

AVAILABLE INFORMATION

We have furnished our financial statements to stockholders by including in this mailing our 2011 Annual Report to stockholders. Upon the request of any stockholder, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended February 28, 2011, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564; telephone number: (888) 922-2150.

Our Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Board of Directors’ Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on our website at www.cbrands.com/investors/corporate-governance and are also available in print to any stockholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website. (No information contained on our website, however, is made a part of this Proxy Statement.)

OTHER

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 3, 2011

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 21, 2011: The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/investors.

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

PROXY FOR CLASS A COMMON STOCK

CONSTELLATION BRANDS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS – JULY 21, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Thursday, July 21, 2011, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect two (2) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, FOR ONE YEAR ON PROPOSAL 4, AGAINST PROPOSAL 5, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

Constellation Brands, Inc.

INTERNET

http://www.proxyvoting.com/stza

Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

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IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” LISTED DIRECTOR NOMINEES,

“FOR” PROPOSALS 2 AND 3, AND FOR “ONE YEAR” ON PROPOSAL 4.

Please mark your votes as indicated in this example X

FOR ALL

WITHHOLD

FOR ALL

*EXCEPTIONS

1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement

CLASS A STOCKHOLDERS are entitled to vote for the following nominees:

01 Jerry Fowden

02 Barry A. Fromberg

03 Jeananne K. Hauswald

04 James A. Locke III

05 Richard Sands

06 Robert Sands

07 Paul L. Smith

08 Mark Zupan

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write each such nominee’s name in the space provided below.

*EXCEPTIONS

FOR AGAINST ABSTAIN

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012

3. Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement

ONE YEAR

TWO YEARS

THREE YEARS

ABSTAIN

4. Advisory vote on the frequency of future advisory votes regarding executive compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

FOR AGAINST ABSTAIN

5. Stockholder proposal concerning stockholder voting rights

Mark Here for Address Change or Comments SEE REVERSE

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature

Signature

Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on July 21, 2011: The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/investors.

IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

PROXY FOR CLASS B COMMON STOCK

CONSTELLATION BRANDS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS – JULY 21, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

You hereby appoint David S. Sorce and Thomas J. Mullin, or either of them, proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Town of Pittsford in the Callahan Theater at the Nazareth College Arts Center, 4245 East Avenue, Rochester, New York 14618, on Thursday, July 21, 2011, at 11:00 a.m. (local time) and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect two (2) directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), FOR PROPOSALS 2 AND 3, FOR ONE YEAR ON PROPOSAL 4, AGAINST PROPOSAL 5, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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(Continued on the other side)

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

Constellation Brands, Inc.

INTERNET

http://www.proxyvoting.com/stzb

Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please note there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

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IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” LISTED DIRECTOR NOMINEES,

“FOR” PROPOSALS 2 AND 3, AND FOR “ONE YEAR” ON PROPOSAL 4.

Please mark your votes as indicated in this example X

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

1. Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement

Class B Stockholders are entitled to vote for the following nominees:

01 Jerry Fowden

02 Barry A. Fromberg

03 James A. Locke III

04 Richard Sands

05 Robert Sands

06 Mark Zupan

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write each such nominee’s name in the space provided below.

*EXCEPTIONS

FOR AGAINST ABSTAIN

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2012

3. Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement

ONE YEAR

TWO YEARS

THREE YEARS

ABSTAIN

4. Advisory vote on the frequency of future advisory votes regarding executive compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

FOR AGAINST ABSTAIN

5. Stockholder proposal concerning stockholder voting rights

Mark Here for Address Change or Comments SEE REVERSE

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature

Signature

Date